Exhibit 99.2

FOR IMMEDIATE RELEASE

PERINI CORPORATION COMPLETES ACQUISITION

OF TUTOR-SALIBA CORPORATION

Framingham, MA – September 8, 2008 – Perini Corporation (NYSE: PCR), a leading building, civil construction and construction management company, announced today that it has completed its acquisition of Tutor-Saliba Corporation. In connection with today’s closing, Perini amended its articles of organization to increase the number of authorized shares of Perini common stock and issued 22,987,293 shares of Perini common stock to the former shareholders of Tutor-Saliba in the merger.

Ronald N. Tutor, Chairman and CEO of Perini and the principal shareholder of Tutor-Saliba, said, “Today marks the beginning of an exciting new era for Perini, an era in which we intend to capitalize on the additional resources, personnel and expertise we are adding through this transaction to create additional value for Perini shareholders. Perini and Tutor-Saliba have worked closely together on joint venture projects for over 30 years, and we anticipate that the integration of the two companies will be smooth. I am honored to lead this company.”

On April 2, 2008, Perini announced that it had entered into a definitive agreement to combine with privately-held Tutor-Saliba. On August 7, 2008, Perini had mailed to its shareholders a proxy statement that contained important information regarding the transaction.

About Perini Corporation

Perini Corporation is a leading construction services company offering diversified general contracting, construction management and design/build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures.

We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including sitework, concrete forming and placement and steel erection. We are known for our hospitality and gaming industry projects, sports and entertainment, educational, transportation, healthcare, biotech, pharmaceutical and high-tech facilities, as well as large and complex civil construction projects and construction management services to U.S. military and government agencies.

FORWARD LOOKING STATEMENTS AND ADDITIONAL INFORMATION

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials; transaction costs from the transaction with Tutor-Saliba; the effects of disruption from the transaction with Tutor-Saliba making it more difficult to maintain relationships with employees, customers, other business partners or government entities; the ability to realize the expected synergies resulting for the transaction with Tutor-Saliba in the amounts or in the timeframe anticipated and the ability to integrate Tutor-Saliba’s businesses into those of Perini in a timely and cost-efficient manner. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact Information

Perini Corporation
73 Mount Wayte Ave. Framingham, MA 01701
(508) 628-2295
Kenneth R. Burk,
Senior Vice President & Chief Financial Officer

Kekst and Company, Inc.
437 Madison Avenue New York, NY 10022
(212) 521-4855
Douglas Kiker